Exhibit 10.1

No.: XQ-IV0510D30

Construction Contract

Engineering No.: Reform 22-4 (03)

Engineering Name: Fire System in 2150ASP Hot Continuous Rolling Engineering of

Anshan Iron & Steel Group Corp.

Contract-issuing Party: Anshan Iron & Steel Group Corp.

Contractor: Sureland Industrial Fire Safety Co., Ltd.

Contract-signing Date: Oct. 2005

Party 1 Agreement

Legal Person (Full Name): Anshan Iron & Steel Group Corp.

Legal Person (Full Name): Sureland Industrial Fire Safety Co., Ltd.

In accordance with Contract Law of the People’s Republic of China, Construction Law of the People’s Republic of China, other relevant laws and administrative regulations, and following the principle of equality, fairness, honesty and credibility, both parties have reached assent on the construction work, and then concluded the contract.

I General Situation of the Engineering

Engineering No.: Reform 22-4 (03)

Engineering Name: Name: Fire System in 2150ASP Hot Continuous Rolling Engineering of Anshan Iron & Steel Group Corp.

Engineering Site: In Anshan Iron & Steel Plant

Design Unit: Sureland Industrial Fire Safety Co., Ltd.

Unit with Property Right: Hot-rolled Strip Steel Plant of Anshan Iron & Steel Group Corp.

Quality Evaluation Department: Quality Surveillance Station for Engineering of Anshan Iron & Steel Group Corp. of Metallurgy Bureau

Engineering Content: Fire system in 2150ASP hot continuous rolling engineering of Anshan Iron & Steel Group Corp., including design modification and acceptance inspection cost (see technical appendix)

II Engineering-contracting Scope

Design, equipment assembly, engineering implementation, acceptance inspection and other contents in the engineering scope regulated in the technical appendix

III Contract Time Limit

The absolute time limit of installing and debugging (75 days)

IV Quality Standard

Engineering quality standard: conformity rate is 100%, and excellent rate is more than 80%

V Contract Price

Amount: (in capital) twenty three million only (RMB)

¥: 23,000,000

VI Document Composing the Contract

The documents composing the contract include:

1.	Contract agreement

2.	Notification of award

3.	Bid document and its appendices

4.	Special articles of the contract

5.	General Articles of the contract

6.	Standards, codes and relevant technical documents

7.	Drawings

8.	Engineering quantity list

9.	Engineering quotation or budget statement

Both parties’ written agreements or documents about engineering negotiation and change, etc are the necessary parts of the contract.

VII The meanings of relevant words in the agreement are same with those in the part 2 of the contract (general articles).

VIII The contractor promises the contract-issuing party to construct and complete the engineering in accordance with the contract, and assume the responsibility of maintenance in the guarantee period of engineering.

IX The contract-issuing party promises the contractor to pay the contract price and other payables in accordance with the time limit and mode regulated in the contract.

X Execution of Contract

Contract-concluding place: Technical Reform Department of Anshan Iron & Steel Group

The contract will go into effect after signed and sealed by both parties.

Part 2 General Articles

4. Completion of the Engineering

4.1 The contractor must complete the engineering based on the date of completion in the agreement or the postponed time limit approved by engineers.

4.2 The contractor should assume the liabilities for breach of contract if he cannot complete the engineering based on the date of completion in the agreement or the postponed time limit approved by engineers due to him.

4.3 If it’s necessary for the contract-issuing party to complete the engineering in advance, both parties should sign the agreement about advance completion after reaching assent as a part of the contract. Besides, the agreement about advance completion should include the measures took by the contractor to guarantee engineering quality and safety, the conditions provided by the contract-issuing party to complete in advance, and the additional contract price required for completing in advance, etc.

5. Engineering Quality

5.1 The engineering quality should reach the quality standard regulated in the agreement, which is evaluated based on national or industrial quality inspection standards. The contractor should assume the liabilities for breach of contract if the engineering quality cannot reach the appointed quality standard due to him.

26. Payment of Engineering Fund (Progress Fund)

26.4 Under conditions that the contract-issuing party does not pay the engineering fund (progress fund) in accordance with the contract, and both parties cannot reach the agreement about deferred payment, so that the engineering cannot be constructed, the contractor can stop the construction, and the contract-issuing party should assume the liabilities for breach of contract.

33. Completion Settlement Price

33.3 If the contract-issuing party has not paid the completion settlement price without fair reasons in 28 days after receiving completion settlement report and settlement data, he should pay the interests of arrears on basis of the interest rate loaned by the contractor from the 29th day, and assume the liabilities for breach of contract.

(Other articles are omitted, and are same with the general articles in the model construction contract)

Party 3 Special Articles

I There is contractual document about definitions of words

2. The sequence of contractual documents and interpretations: 1, 2, 3, 4, 5, 6, 7, 8, 9

3. Language and applied laws, standards and codes;

3.2 Applicable laws and regulations should be indicated laws, administrative regulations, contract law, construction law and rules for engineering quality control.

3.3 Applicable standard and code

Name of applicable standard and code: see the notes in technical documents

4 Drawings

4.1 The contract-issuing party should provide ( ) set(s) of drawing;

The contract-issuing party’s requirements on drawing secrecy:

The requirement of use of foreign drawing and assuming of expenses:

II Both parties’ common rights and obligations

3. Engineer

3.3 The engineer appointed by the contract-issuing party

Name: Ma Weizhi;

Post: Director;

Power: authorized representative in construction field

4. Project Manager

Name: Li Guoqiang;

Post: Project manager

8. Contract-issuing party’s work

8.1 The contract-issuing party should complete following works based on the appointed time and requirements:

1)	Completion time in the construction field endowed with construction conditions: two days before starting working

2)	Time, place and supply requirements that connect water, power and telecommunication lines required for construction to the construction site: the contract-issuing party should provide the contractor with energy nodes.

3)	Time and requirement of connecting construction site with public roads: qualified

4)	Time to provide data about engineering geology and underground line:

5)	Construction certificate, name of official document and completion time handled by the contract-issuing party: should be handled under the help of contractor

6)	Inspection requirements of benchmark and coordinate control mark;

7)	Time to make a joint checkup on drawings and make design disclosure: 5 days before starting working

8)	Coordinate to protect underground line around construction site, as well as neighboring buildings, structures (including cultural relic building), ancient and famous trees

9)	Other work what the contract-issuing party should do under the agreement of both parties;

9. Contractor’s work

9.1 The contractor should complete following works based on the appointed time and requirements:

1)	Time to submit the design document completed by the contractor with corresponding design qualification level and business scope:

2)	Names of plan and report form what should be provided, as well as completion time; according to the contract-issuing party’s requirements

3)	Protect the construction safety, and assume the responsibility of construction lighting not at night

4)	Requirement to provide the contract-issuing party with offices, houses and relevant designs;

5)	The procedures about control of traffic, environmental sanitation and construction noises in construction site: should be handled according to relevant regulations of the state and company

6)	Particular requirement to protect the finished products of the completed engineering, as well as assuming of expense: the contractor should make good agreement for protection of the finished products of the engineering undelivered;

7)	Protection of underground line around construction site, neighboring buildings, structures (including cultural relic building), ancient and famous trees, as well as assuming of expense: the contractor should make good arrangement for protection of above

8)	Requirement on sanitation of construction site: keep the construction site neat and clean

9)	Other work what the contractor should do under the agreement of both parties;

III Construction Organization Design and Time Limit

10. Schedule planning

10.1 The time when the contractor provides construction organization design (construction plan) and schedule planning: have finished

The time confirmed by the engineer:

10.2 Requirements about schedule planning in mass engineering:

3. Delay of time limit

3.1 Other conditions under which both parties agree on delay of time limit: postponing of time limit must be approved by the engineer from the contract-issuing party

IV Quality and Acceptance

Hidden engineering and intermediate acceptance

7.1 Both parties appoint the position for intermediate acceptance according to general articles

Trial of engineering

9.5 Assuming of trial expense:

V Safe Construction

The contractor must sign safety agreement with the construction unit before construction.

VI Contract Price and Payment

3. Adjustment of Contract price

Adopt overall rationing system based on contract price, don’t make any adjustment

4. Advance payment of engineering

Time when the contract-issuing party prepays the contractor the engineering fund, or the percentage account for the total contract price: 30%

Time to withdraw the engineering fund, and corresponding percentage:

5. Confirmation of engineering quantity

5.1 The time when the contractor submits the report about quantity of engineering completed to the engineer: 15-20th of each month

6. Payment of engineering fund (progress fund)

Payment mode and time of engineering fund (progress fund) which is appointed by both parties:

Handle the account closing procedure in accordance with the contract-issuing party’s plan about balance of monthly capitals and the intermediate settlement endorsed by the engineer, besides, allow 5% of contract price as quality guarantee fund and auditing fund (the former is 3% of contract price), and then settle the else after the engineering is complete.

VII Supply of Materials and Equipments

27. What the contract-issuing party supplies

27.1 Materials and equipments supplied by the contract-issuing party:

27.6 The settlement method for materials and equipments, which is provided by the contract-issuing party:

28. The contractor purchases materials and equipments

28.1 The agreement that the contractor purchases materials and equipments:

Materials and equipments should be purchased by the contractor, which won’t be adjusted.

VIII Engineering Change

Party B is not allowed to modify the design without authorization, the design modification must be signed and approved by Party A’s design department and contract-issuing party, and Article 23 is implemented for the corresponding expense.

IX Final Acceptance and Completion Settlement

32. Final Acceptance

32.1 The contractor presents engagement on as-constructed drawing:

32.6 Scope and completion time of the mid-way delivered engineering:

33. Completion settlement: should be handled in 30 days after completion

X Breach of Contract, Claim for Compensation and Dispute

35. Breach of contract

35.1 The contract-issuing party’s detailed liabilities for breach of contract in the contract are as follows:

General article 24 in the contract defines the liabilities for breach of contract what the contract-issuing party should assume is:

General article 26.4 in the contract defines the liabilities for breach of contract what the contract-issuing party should assume is: corresponding losses of the contractor

General article 33.3 in the contract defines the liabilities for breach of contract what the contract-issuing party should assume is: corresponding losses of the contractor

Other liabilities for breach of contract what both parties appoint to be assumed by the contract-issuing party:

35.2 The contractor’s detailed liabilities for breach of contract in the contract are as follows:

General article 14.2 in the contract defines the liabilities for breach of contract what the contract-issuing party should assume is: corresponding losses of the contract-issuing party

General article 15.1 in the contract defines the liabilities for breach of contract what the contract-issuing party should assume is: corresponding losses of the contract-issuing party

Other liabilities for breach of contract what both parties appoint to be assumed by the contractor:

For the delay of time limit that is caused by the contract, should assume the liabilities for breach of contract: 1-10% of contract price

37. Dispute

37.1 Both party agree that under conditions that there is dispute in the course of contract implementation:

(1) Ask the contract control department of Anshan Iron & Steel Corp. to mediate;

(2) Adopt the second method to solve, and agree on filing the suit in People’s Court of Anshan

XI Others

38. Engineering subcontracting

38.1 The engineering subcontracted by the contractor under the approval of contract-issuing party: non

46. Number of contract pieces

46.1 Number of copies of contract, which is fixed by both parties: 8

Contract-issuing Party (Seal): Anshan Iron & Steel Group Corp.	Contractor (Seal): Sureland Industrial Fire Safety Co., Ltd.

(Special Seal for Contract)	(Special Seal for Contract)

Legal Representative:	Legal Representative: Li Gangjin

Entrusted Agent: Wang Mingren	Entrusted Agent: Xukai

Engineering Leader:

Tel.: 6726816	Tel.: 010-82933616

Fax: 6723351	Fax: 010-82931646

Bank of Deposit:	Bank of Deposit: Tianzhu Sub-office of Shunyi Branch of Agricultural Bank

Number of Account:	Number of Account: 120701040003145

P.C.: 114021	P.C.: 100096